Exhibit 99.1

Helius Medical Technologies Appoints Jeffrey S. Mathiesen to its Board of Directors

NEWTOWN, Pa. | April 22, 2020 – Helius Medical Technologies, Inc. (NASDAQ: HSDT) (TSX: HSM) (“Helius” or the “Company”), a neurotech company focused on neurological wellness, today announced the appointment of Jeffrey S. Mathiesen, CPA, to its Board of Directors, effective as of June 9, 2020. Upon his appointment, Mr. Mathiesen will serve as Chair of the Company’s Audit Committee.

“Jeff joins our Board of Directors with more than 25 years of experience as Chief Financial Officer of numerous growth-oriented, technology-based companies, including significant experience in the healthcare sector,” said Philippe Deschamps, Chief Executive Officer of Helius Medical Technologies and Chairman of the Board of Directors. “I am very honored to welcome such an accomplished financial expert to our Board and look forward to leveraging his expertise as Chair of our Audit Committee.”

Mr. Mathiesen’s career experience includes executive and financial management positions with both public and private companies. He most recently worked for Teewinot Life Sciences Corporation, a privately held global leader in the biosynthetic development and production of cannabinoids and their derivatives for consumer and pharmaceutical products, from March 2019 to December 2019, where he served as Chief Financial Officer and later Advisor to the CEO. Mr. Mathiesen previously served as Chief Financial Officer of Gemphire Therapeutics Inc., a publicly traded, clinical-stage biopharmaceutical company, from 2015 to 2018. Prior to joining Gemphire Therapeutics, Mr. Mathiesen served as Chief Financial Officer of Sunshine Heart, Inc., a publicly traded medical technology company, from 2011 to 2015. Mr. Mathiesen began his career at Deloitte & Touche LLP in 1983. He received a B.S. in Accounting from the University of South Dakota and is also a Certified Public Accountant (CPA).

Mr. Mathiesen has served as Director and Audit Committee Chair of Sun BioPharma, Inc., a publicly-traded biopharmaceutical company developing therapies for pancreatic diseases, since 2015, NeuroOne Medical Technologies Corporation, a publicly-traded medical technology company providing neuromodulation continuous EEG monitoring and treatment solutions for patients suffering from epilepsy and other nerve related disorders, since 2017, and eNeura, Inc., a privately-held medical technology company providing therapy for both acute treatment and prevention of migraine, from 2018 to 2020.

About Helius Medical Technologies, Inc.

Helius Medical Technologies is a neurotech company focused on neurological wellness. The Company’s purpose is to develop, license and acquire unique and non-invasive platform technologies that amplify the brain’s ability to heal itself. The Company’s first product in development is the Portable Neuromodulation Stimulator (PoNSTM). For more information, visit www.heliusmedical.com.

About the PoNS Device and PoNS Treatment

The Portable Neuromodulation Stimulator (PoNS) is an authorized class II, non-implantable medical device authorized for sale in Canada. PoNS is intended as a short term treatment (14 weeks) of chronic balance deficit due to mild-to-moderate traumatic brain injury and is to be used in conjunction with physical therapy and indicated as a short term treatment (14 weeks) of gait deficit due to mild and moderate symptoms from MS and is to be used in conjunction with physical therapy. The PoNS is an investigational medical device in the United States, the European Union, and Australia, and is currently under review for clearance by the AUS Therapeutic Goods Administration. PoNS Treatment is currently not commercially available in the United States, the European Union or Australia.

Cautionary Disclaimer Statement:

Certain statements in this news release are not based on historical facts and constitute forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws. All statements other than statements of historical fact included in this news release are forward-looking statements that involve risks and uncertainties. Forward-looking statements are often identified by terms such as “believe,” “continue,” “look forward,” “will” and similar expressions. Such forward-looking statements include, among others, statements regarding the Company’s future clinical and regulatory development plans for the PoNS, the success of the Company’s planned study, business and commercialization initiatives and objectives, the potential receipt of regulatory clearance of the PoNS device in the United States, the European Union and Australia and the Company’s revenue guidance.

There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those expressed or implied by such statements. Important factors that could cause actual results to differ materially from the Company’s expectations include the uncertainties associated with clinical trial enrollments and the results of clinical trials, uncertainties associated with the clinical development process and FDA regulatory submission and approval process, including the Company’s capital requirements to achieve its business objectives and other risks detailed from time to time in the filings made by the Company with securities regulators, and including the risks and uncertainties about the Company’s business described in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and its other filings with the United States Securities and Exchange Commission and the Canadian securities regulators, which can be obtained from either at www.sec.gov or www.sedar.com.

The reader is cautioned not to place undue reliance on any forward-looking statement. The forward-looking statements contained in this news release are made as of the date of this news release and the Company assumes no obligation to update any forward-looking statement or to update the reasons why actual results could differ from such statements except to the extent required by law.

The Toronto Stock Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.

Investor Relations Contact:

Westwicke Partners on behalf of Helius Medical Technologies, Inc.

Mike Piccinino, CFA

443-213-0500

investorrelations@heliusmedical.com